                                                                     Exhibit 4.7

                                                             FRAMEWORK AGREEMENT

                     [Translated from the Chinese original]

                FRAMEWORK AGREEMENT ON EXERCISING PURCHASE OPTION

The framework agreement is entered into as of the date of November 20, 2006 in Beijing by and among the following parties:

PARTY A: CHINA FINANCE ONLINE CO., LTD.

REGISTERED ADDRESS: UNIT C, 8/F, EAST WING, SINCERE INSURANCE BUILDING 4-6, HENNESSY ROAD, HONG KONG SAR, CHINA

PARTY B: NING JUN

ADDRESS: NO. 655-43 JIEFANG ROAD, DALIAN, LIAONING PROVINCE, CHINA

ID NO.: __________________

PARTY C: CHEN WU

ADDRESS: ROOM 616, TOWER A, COFCO PLAZA, 8 JIANGUOMENNEI DAJIE, BEIJING, CHINA

ID NO: __________________

PARTY D: ZHAO ZHIWEI

ADDRESS: FLOOR 9, TOWER C, CORPORATE SQUARE, NO. 35 FINANCIAL STREET, XICHENG DISTRICT, BEIJING, CHINA

ID NO. : __________________

PARTY E: BEIJING FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.

REGISTER ADDRESS: ROOM 615, PING'AN MANSION, NO. 23 FINANCIAL STREET, XICHENG DISTRICT, BEIJING, CHINA
POSTAL CODE: 100032

PARTY F: CHINA FINANCE ONLINE (BEIJING) CO., LTD.

REGISTERED ADDRESS: ROOM 610B, PING'AN MANSION, NO. 23 FINANCIAL STREET, XICHENG DISTRICT, BEIJING, CHINA
POSTAL CODE: 100032

WHEREAS:

1. Party B and Party C are current shareholders of Party E which have made registrations at the Administration of Industry and Commerce authorities, and each


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                                                             FRAMEWORK AGREEMENT

     holding 45% and 55% shares in Party E respectively;

2. Party A is a limited liability company duly organized and validly existing under the laws of Hong Kong Special Administration Region of the People's Republic of China, and through its wholly owned enterprise in China - Party F to provide technical support, strategic consultation and other relevant services to Party E;

3. To finance the investment by Party B and Party C in Party D, Party A has entered into Loan Agreements with Party B and Party C respectively on May 27, 2004, providing Party B and Party C with loans of RMB 1,350,000 and RMB 1,650,000, respectively. Pursuant to the Loan Agreement, Party B and Party C has invested the full amount of the loans in Party D's registered capital;

4. As the consideration for the loans provided by Party A to Party B and Party C, Party B and Party C entered into a Purchase Option and Cooperation Agreement ("Purchase Option Agreement") with Party A, Party E and Party F on May 27, 2004, granting Party A the exclusive option to purchase all or part of shares/assets in Party E holding by both parties or either party of Party B and Party C at any time, in accordance with China laws;

5. For making securities of the payment obligations of Party E under numerous agreements executed between Party E and Party F, Party B and Party C entered into a Share Pledge Agreement ("Pledge Agreement") with Party F on May 27, 2004, pledging their respective shares in Party E to Party F;

6. Party A is intended to exercise the purchase option to purchase entire shares in Party E holding by Party B in accordance with the Purchase Option Agreement, and designates Party D as the subject to exercise the aforesaid purchase option.

THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements:

1.   EXERCISE OF THE PURCHASE OPTION

     1.1. Party A hereby authorizes Party D in accordance with the purchase option granted to Party A under Article 2.1 of the Purchase Option Agreement, and Party D agrees to accept the aforesaid authorization, on behalf of Party A, to purchase entire shares in Party E holding by Party B in accordance with the conditions stipulated in the Purchase Option Agreement.

     1.2. In accordance with Article 4 under the Purchase Option Agreement, the purchase price of entire shares in Party E holding by Party B, purchased by Party D in accordance with Party A's authorization, shall be the sum of the loan principal lent by Party A to Party B, which is equivalent to RMB 1,350,000. ("Purchase Price").

2.   SHARE TRANSFER

     2.1. Party B shall enter into a Share Transfer Agreement with Party D, in accordance


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                                                             FRAMEWORK AGREEMENT

          with the content and form of Appendix II hereto, within thirty (30) days after receiving exercise notice from Party A ("Appendix I"), in accordance with Article 2.3 of the Purchase Option Agreement, and other documents required to make change registrations at industrial and commerce authorities.

     2.2. Party C hereby agrees to waive its shareholder's first right of refusal for the shares in Party E holding by Party B, which is enjoyed by Party C in accordance with articles of association of Party E or relevant laws and regulations.

3.   LOAN ARRANGEMENTS

     3.1. The purchase price of entire shares in Party E holding by Party B, purchased by Party D shall be contributed in full amount by Party A. However, Party D shall enter into a loan agreement with Party A to the satisfaction of Party A, in accordance with the content and form of Appendix III hereto.

     3.2. Party D agrees and irrevocably instructs Party A to pay the aforesaid loan provided to Party D, which used to purchase Party B's shares, directly to Party B, in accordance with the conditions and terms stated in the frame agreement.

     3.3. Party B agrees to contribute its entire income obtained from selling the shares in Party E in accordance with the agreement, to perform its repayment obligations to Party A under the Loan Agreement. The Loan Agreement between Party B and Party A will be terminated when Party B pay off all the loans in accordance with Article 4.2 hereof.

4.   PAYMENT AND OBLIGATION SET-OFF

     4.1. In accordance with article 3.2 hereof, the parties agree the purchase price shall be paid by Party A to Party B directly, at the day of share change registration procedures at industrial and commerce authorities are completed, concerning entire shares in Party E holding by Party B, purchased by Party D ("registration day"). Whereas Party B shall pay off all the loans when Party A exercises the purchase option, in accordance with article 1.1 of Loan Agreement, Party A and Party B agree the aforesaid payment made by Party A to Party B will then be set off by the loan principal which shall be paid by Party B to Party A under the Loan Agreement. As the aforesaid set-off is completed, Party A is not required to make any other payments to Party B for the purpose of paying for the purchase price, and Party B is not required to make any other payments to Party A for the purpose of repaying the loan.

     4.2. Notwithstanding the foregoing agreement, when the set-off is completed, Party B shall issue a receipt to Party D for all purchase price it received ("Party B's receipt", as Appendix IV hereto), and shall expressly acknowledge Party D's payment obligation under the Share Transfer Agreement has been carried out. Party A shall issue immediately a receipt to Party B for entire loan principal it received ("Party A's receipt", as Appendix V hereto) after Party B have issued the aforesaid party B's receipt, and shall expressly acknowledge Party B's payment obligation under the Loan Agreement has been carried out.

5.   CHANGE OF PURCHASE OPTION AGREEMENT

     5.1. The parties agree that, as one prerequisite to Party A's contribution of purchase price to Paty D, Party D shall enter into a new purchase option and cooperation


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                                                             FRAMEWORK AGREEMENT

          agreement with Party A, Party C, Party E and Party F, in accordance with the content and form stipulated in Appendix VI hereto, at the date of the execution of the Share Transfer Agreement.

     5.2. Except as otherwise stated or agreed by the parties, all obligations of Party B under the original Purchase Option Agreement will be terminated at the registration day.

6.   CHANGE OF PLEDGE AGREEMENT

     6.1. The parties agree that, as one prerequisite to Party A's contribution of purchase price to Paty D, Party D shall enter into a new pledge agreement with Party C, Party F and Party A, in accordance with the content and form stipulated in Appendix VII hereto, at the date of the execution of the Share Transfer Agreement.

     6.2. The original Pledge Agreement will be terminated at registration day. Except as otherwise stated or agreed by the parties, all obligations of Party B under the original Pledge Agreement will be terminated at the registration day.

7.   CONFIDENTIALITY

     Without prior approval of the parties, any party shall keep confidential the content of the agreement, and shall not disclose to any other person the content of the agreement or make any public disclosure of the content hereof. However, the article does not make any restrictions on (i) any disclosure made in accordance with relevant laws or regulations of any stock exchange market;
(ii) any disclosed information which may be obtained through public channels, and is not caused so by the defaulting of the disclosing party; (iii) any disclosure to shareholders, legal consultants, accountants, financial consultants and other professional consultants of any parties; or (iv) disclosure made to one party's potential buyer of shares/assets, other investors, debt or share financing providers, and the receiving party shall make proper confidentiality undertakings (in the event that the transfer party is not Party A, the approval from Party A shall be obtained as well).

8.   NOTIFICATION

     8.1. Any notice, request, requirement and other correspondences required by the agreement or made in accordance with the agreement, shall be made in written form and sent to the addresses of the parties first above written herein.

     8.2. Notices hereunder shall be sent to the other party's address and/or number, by ways of personal delivery, prepaid registered airmail, acknowledged carrier or fax. Such notices shall be deemed to have been effectively given on the following dates: (1) notices delivered by person shall be deemed to have been effectively served on the date of personal delivery; (2) notices sent by prepaid registered airmail shall be deemed to have been effectively served on the seventh day after the day they were delivered for mailing (as indicated by the postmark); (3) notices sent by courier service shall be deemed to have been effectively served on the third day after they were delivered to an acknowledged courier; (4) notices sent by facsimile shall be deemed to have been effectively served on the first working day after being transmitted.


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                                                             FRAMEWORK AGREEMENT

9.   DISPUTE RESOLUTION

     9.1. Any dispute arises from the interpretation or performance of terms hereof by the parties, shall be settled through friendly consultation. If the parties fail to make an written agreement after consultation, the dispute shall be submitted for arbitration in accordance with the agreement. The arbitration shall be final and exclusive. Unless otherwise expressly stipulated herein, any party waives expressly its right to submit a dispute to court for a legal action, and the waiver is irrevocable.

     9.2. The arbitration shall be submitted to China International Economic and Trade Arbitration Committee ("Arbitration Committee") to be arbitrated in accordance with then-in-force arbitration rules. The place of arbitration shall be Beijing. Unless otherwise stipulated in the arbitration award, the arbitration fee (including reasonable attorney fees and expenses) shall be borne by the losing party.

10.  SUPPLEMENTARY PROVISIONS

     10.1. The failure or delay of any party hereof to exercise any right hereunder shall not be deemed as a waiver thereof, nor any single or partial exercise of any right preclude further exercise thereof in future by the party.

     10.2. The headings of articles herein are provided for the purpose of index. Such headings shall in no event be used or affected interpretations of the terms herein.

     10.3. The conclusion, effectiveness, interpretation of the agreement and the settlement of disputes in connection therewith, shall be governed by laws of Hong Kong Special Administration Region of the People's Republic of China.

     10.4. Each party hereunder concludes the agreement with legal purpose. Each term hereof is severable and independent from the others. If at any time one or more of such terms is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms hereof shall not in any way be affected thereby; and the parties shall make every endeavor to negotiate and arrive at new terms to substitute the invalid, illegal and unenforceable terms, and preserve as near as possible business purposes of the original terms.

     10.5. Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form, through consultations of the parties, and obtained necessary authorization and approval by Party A, Party E and Party F respectively (including Party A shall obtain approval from its board's auditing committee conforming to Sarbanes-Oxley Act and NASDAQ rules or other independent organizations).

     10.6. Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall have the same legal force as the agreement.


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                                                             FRAMEWORK AGREEMENT

     10.7. The agreement is executed in six original copies, and are equally authentic. Each party hereto shall hold one copy.

     10.8. The agreement shall be effective upon execution.

(The reminder of this page is intentionally left blank.)


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                                                             FRAMEWORK AGREEMENT

[Signature page, no body text]

THE FRAME AGREEMENT IS EXECUTED BY THE FOLLOWING PARTIES:

PARTY A: CHINA FINANCE ONLINE CO., LTD.


SEAL: /S/ COMPANY SEAL
      -------------------------------
AUTHORIZED REPRESENTATIVE
(SIGNATURE):


-------------------------------------


PARTY B: NING JUN


(SIGNATURE): /S/ JUN NING
             ------------------------


PARTY C: CHEN WU


(SIGNATURE): /S/ WU CHEN
             ------------------------


PARTY D: ZHAO ZHIWEI


(SIGNATURE): /S/ ZHIWEI ZHAO
             ------------------------


PARTY E: BEIJING FUHUA INNOVATION
TECHNOLOGY DEVELOPMENT CO., LTD.


SEAL: /S/ COMPANY SEAL
      -------------------------------
AUTHORIZED REPRESENTATIVE
(SIGNATURE):


-------------------------------------


PARTY F: CHINA FINANCE ONLINE
(BEIJING) CO., LTD.


SEAL: /S/ COMPANY SEAL
      -------------------------------
AUTHORIZED REPRESENTATIVE
(SIGNATURE):


-------------------------------------


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